                                                           EXHIBIT 99.2


                                Joint Filing Agreement
                             (Pursuant to Rule 13d-1(f))


    In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the 9%/7% convertible preferred stock, par value $.01 per share, of Search Financial Services, Inc. and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. Each party to this Joint Filing Agreement expressly authorizes Arthur C. Roselle, Vice President of R-H Capital Inc. to file on such party's behalf any and all amendments to such statement. Each such party undertakes to notify Arthur C. Roselle, Vice President of R-H Capital Inc. of any changes giving rise to an obligation to file an amendment to Schedule 13D and it is understood that in connection with this Statement and all amendments thereto each such party shall be responsible only for information supplied by such party.

    In evidence thereof, the undersigned, being duly authorized, hereby execute
this Agreement this       day of December, 1997.


                                  R-H CAPITAL PARTNERS, L.P.
                                  By:  R-H/TRAVELERS, L.P.
                                       its general partner
                                  By:  R-H CAPITAL, INC.
                                       its general partner

DATED:  December 22, 1997         By: /s/ Kenneth T. Millar
                                     ---------------------------------
                                     Kenneth T. Millar
                                     Executive Vice President and
                                     Managing Director

                                  R-H/TRAVELERS, L.P.
                                  By:  R-H CAPITAL, INC.
                                       its general partner

DATED:  December 22, 1997         By: /s/ Kenneth T. Millar
                                     ---------------------------------
                                     Kenneth T. Millar
                                     Executive Vice President and
                                     Managing Director






                                (Page 21 of 22 Pages)
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                                  R-H CAPITAL, INC.

DATED:  December 22, 1997         By:  /s/ Kenneth T. Millar
                                     ---------------------------------
                                     Kenneth T. Millar
                                     Executive Vice President and
                                     Managing Director

                                  SALOMON SMITH BARNEY HOLDINGS INC.


DATED:  December 22, 1997         By:  /s/ Howard M. Darmstadter
                                     ---------------------------------
                                     Name:  Howard M. Darmstadter
                                     Title: Assistant Secretary




                                  TRAVELERS GROUP INC.


DATED:  December 22, 1997         By: /s/ Stephanie B. Mudick
                                     ---------------------------------
                                     Name:  Stephanie B. Mudick
                                     Title: Assistant Secretary









                           (Pages 22 of 22 Pages)